Exhibit 99.1

WEBSITE PROS AND WEB.COM SIGN DEFINITIVE MERGER AGREEMENT

•                  Combination creates a leader in the web services market with an over $117 million annualized revenue run-rate and over 234,000 paid subscribers

•                  Combines comprehensive Do-It-For-Me (DIFM) and Do-It-Yourself (DIY) web services for small and medium-sized businesses

•                  Significant cross-selling opportunities

•                  Highly complementary sales channels

JACKSONVILLE, FL and ATLANTA, GA, June 26, 2007 — Website Pros, Inc. (NASDAQ: WSPI) and Web.com, Inc. (NASDAQ: WWWW) today jointly announced that the two companies have signed a definitive merger agreement, creating a market leader in the small and medium-sized business (SMB) web services industry with annualized revenue of over $117 million and over 234,000 paid subscribers.

Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, Web.com shareholders may elect to receive for every Web.com share either 0.6875 shares of Website Pros stock or $6.5233 in cash, subject to proration so that the total cash paid shall equal $25 million.  In the aggregate, Website Pros will issue approximately 9 million shares of Website Pros stock and pay $25 million in cash.  In addition, Website Pros will assume all of the outstanding options to purchase common stock of Web.com at an exchange rate consistent with the value offered to holders of Web.com common stock. Based on the closing price of Website Pros’ stock on June 26, 2007, the transaction is valued at an aggregate purchase price of approximately $129 million.

The merger, which is subject to regulatory reviews and approvals, approval by the shareholders of both companies and certain other customary conditions, is expected to close during the second half of 2007.

“The combination of Website Pros and Web.com represents a milestone event in the highly fragmented web services market for small and medium-sized businesses, and is an investment in growth and scale that expands the customer base and value proposition for both companies,” stated David Brown, President and CEO of Website Pros.  “Web.com is highly synergistic with Website Pros from a product and services offering, market focus, and distribution channel perspective.  Website Pros’ Do-It-For-Me web services, outbound sales and proven lead generation partners coupled with Web.com’s Do-It-Yourself web services, online marketing expertise, and complementary channel of SMB-focused partners make for a formidable player in the industry.  The SMB market is very large with over 25 million SMBs in the U.S. alone, and I am excited to work with Jeff Stibel and his excellent team ensuring that our combined organization capitalizes on this tremendous opportunity.”

“We are very pleased that our success since new management took over in August 2005 has led to an approximate 200% increase in shareholder value and has positioned Web.com to realize further value through a merger with Website Pros,” stated Jeff Stibel, President and CEO, Web.com.  “Over the last two years, the company has restored and accelerated top line growth, generated record levels of subscriber growth and has significantly improved its operational and financial performance.  This complementary merger is a logical next step that has the potential to create substantial value for customers, partners and shareholders of both Web.com and Website Pros.”

There are a number of strategic reasons supporting the merger, including the following:

Creates a website and web services market leader — The combination of Website Pros and Web.com creates a single company with:

•                  Over $117 million annualized revenue run rate*

•                  Over 234,000 paying subscribers*

•                  21 patents with several pending

•                  Industry-leading partnerships

*as of March 31, 2007

Comprehensive web services for SMBs — Website Pros is the leading provider of Do-It-For-Me web services solutions, while Web.com is a leader in providing Do-It-Yourself web services.  The combined company will be positioned to meet the diverse set of needs across small business customers and partners alike, thereby significantly expanding the addressable market opportunity for each individual company.

Significant cross-selling opportunity — Website Pros has continued to expand its SMB solutions beyond web services, including offerings from Leads.com, RenovationExperts.com, 1ShoppingCart and Submitawebsite.  In addition, Web.com has expanded its capabilities with the introduction of services such as Microsoft Exchange hosting and partner offers.  With over 234,000 paid subscribers, there is a significant opportunity to cross-sell value-added solutions to each of the respective customer bases.

Highly complementary sales channels — Website Pros’ revenue growth has been driven by its outbound sales organization, which manages and pursues leads from its partner channel that includes brand name enterprise companies in the financial, printing and technology sectors that have a large base of SMB customers.  Web.com has accelerated its revenue growth through execution of an efficient marketing strategy and growing partnerships with companies that also service the SMB market, including yellow pages providers.  The complementary nature of the two companies’ sales channels will enable the combined company to more effectively reach a far broader range of SMB customers than either company could do individually.

The companies believe there are significant opportunities for operating cost synergies through the integration of the two businesses, which is expected to result in pre-tax savings of approximately $5 million to $7 million during calendar year 2008.  The merger is expected to be accretive to the combined companies’ non-GAAP diluted earnings per share in its first full year (CY2008), and is expected to breakeven on a GAAP earnings per share basis by the fourth quarter 2008.  In addition to benefiting from the growing momentum in Web.com’s standalone business, the companies expect to capitalize on growth opportunities resulting from complementary products, channels, and geographic presence.

David Brown will continue in his role as Chairman and Chief Executive Officer of Website Pros.  Jeff Stibel, the current President and Chief Executive Officer of Web.com, will become President of Website Pros, in addition to joining its Board of Directors.  Including Mr. Stibel, Web.com representatives will hold two of seven seats on the combined company’s Board of Directors.

Friedman, Billings, Ramsey & Co, Inc. acted as financial advisor and Cooley Godward Kronish LLP acted as legal advisor to Website Pros.  RBC Capital Markets acted as financial advisor and Stubbs Alderton & Markiles, LLP acted as legal advisor to Web.com.

Website Pros and Web.com will host an investor conference call at 8:15 AM ET on Wednesday June 27, 2007 to discuss the announcement.  The call can be accessed by dialing 800-811-8824; International:  913-981-4903.  A live webcast of the call can be accessed on the investor relations section of the companies’ website at http://ir.websitepros.com/events.cfm or www.web.com/ir.

About Website Pros

Website Pros (NASDAQ: WSPI) is a leading provider of Do-It-For-Me website building tools, Internet marketing, and lead generation solutions that enable businesses to maintain an effective Internet presence. The company offers a full range of Web services, including website design and publishing, Internet marketing and advertising, search engine optimization, customer support and technology, and lead generation, meeting the needs of a business anywhere along its lifecycle — from those just establishing a Web presence to more sophisticated online e-commerce sites.  For more information on the company, please visit www.websitepros.com or call at 1-800-GET-SITE.

About Web.com

Web.com, Inc. (NASDAQ: WWWW) is a leading destination for the simplest, yet most powerful solutions for websites and web services.  Web.com offers do-it-yourself and professional website building, website hosting, ecommerce, web marketing, professional website design and e-mail.  Since 1995, Web.com has been helping individuals and small businesses leverage the power of the Internet to build a web presence. More than 4 million websites have been built using Web.com’s proprietary tools, services and patented technology.  The company’s web hosting and website building services can also be found under the Interland (www.interland.com) and Trellix (www.trellix.com) brands. For more information on the company, please visit www.web.com or call at 1-800-WEB-HOST.

Use of Non-GAAP Financial Measures

 Non-GAAP financials measures exclude amortization of acquired intangible assets, write-down of deferred revenue, certain other non-cash charges including equity compensation.   The companies management uses non-GAAP measures as important indicators of the companies past performance and to plan and forecast performance in future periods.  The non-GAAP financial information the companies present may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

Forward-Looking Statements

This news release includes forward-looking statements, including those regarding the proposed merger of Website Pros and Web.com and the anticipated reach, capabilities and opportunities for the combined company, future products and services, expected benefits to merchants and other customers, market opportunities, expected customer base, and the anticipated closing of the transaction. These statements are based on certain assumptions and reflect our current expectations.  Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the risk that the proposed transaction may not be completed in a timely manner, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact Website Pros’ and Web.com’s businesses, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risks That Could Affect Future Results” or “Risk Factors” and elsewhere, including, without limitation, each of Website Pros’ and Web.com’s 10-Ks for the year ended December 31, 2006 and 10-Q’s for the quarter ended March 31, 2007. Copies of Website Pros’ and Web.com’s filings with the SEC can be obtained on their websites, or at the SEC’s website at www.sec.gov. You can also obtain Website Pros’ report through its Web site at http://www.websitepros.com and Web.com’s reports through its Web site at http://www.web.com . Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the merger may not be consummated, the potential benefits of the merger may not be realized, the operating results of Website Pros and Web.com could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Website Pros and Web.com undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Additional Information about the Proposed Transaction

In  connection  with the  proposed  transaction,  Website Pros and Web.com intend  to file a joint proxy statement  and  other  relevant  materials  with  the  Securities  and  Exchange Commission  (“SEC”).  BEFORE  MAKING ANY  VOTING  DECISION  WITH  RESPECT TO THE PROPOSED  TRANSACTION,

STOCKHOLDERS OF WEB.COM AND WEBSITE PROS ARE  URGED TO READ  THE  PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANIES WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED  TRANSACTION.  The proxy statement and other relevant materials, when available, and any other documents filed by Website Pros and Web.com with the SEC, may be obtained free of charge at the SEC’s website at WWW.SEC.GOV. In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting   Investor Relations at303 Peachtree Center Ave, 5th Floor, Atlanta, GA 30303 or emailing investor@corp.web.com, and stockholders of Website Pros may obtain free copies of the documents filed with the SEC by contacting Investor Relations at   12735 Gran Bay Parkway West, Jacksonville, Florida 32258 or emailing kori.doherty@icrinc.com.  You may also read and copy any reports, statements and other information filed by the companies with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Web.com, Website Pros and their executive officers and directors may be deemed to be participants in the solicitation of proxies from their stockholders in favor of the proposed transaction.  Certain executive officers and directors of each company have interests in the transition that may differ from the interests of stockholders generally.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Contacts:

Press

Roseann Duran

Website Pros, Inc.

904-680-6976

rduran@websitepros.com

Investors

Kori Doherty

ICR for Website Pros, Inc.

617-956-6730

kori.doherty@icrinc.com

Peter Delgrosso

Web.com

404-260-2500

investor@corp.web.com